UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 7, 2024, F9 issued a press release (the “Press Release”) and a letter to shareholders (the “Shareholder Letter” and, together with the Press Release, the “Materials”) related to LL Flooring Holdings, Inc. (the “Company”), which F9 also simultaneously published to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1 and a copy of the Shareholder Letter is filed herewith as Exhibit 2. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Materials, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Materials from time to time.

EXHIBIT 1

LL FLOORING’S ABYSMAL PERFORMANCE AND SHAM STRATEGIC REVIEW PROCESS

HIGHLIGHT URGENT NEED FOR CHANGE IN ITS BOARDROOM

F9 Investments Believes LL Flooring’s Board Seeks to Entrench Itself Rather than Meaningfully Address

Company’s Precarious Position

Under the Current Board, LL Flooring’s Stock Price Has Plummeted More Than 93% In Three Years

F9’s Three Highly Qualified Director Nominees – Tom Sullivan, Jason Delves, and Jill Witter – Are the Right

Individuals to Restore Value to LL Flooring

Recommends Shareholders Vote the GOLD Proxy Card “FOR” All of F9’s Director Nominees

FRANKLIN, Tenn. – June 7, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today mailed a letter to LL Flooring’s shareholders highlighting the Board of Directors’ (the “Board”) recent record of abysmal stock price performance and flawed “strategic review” process.

The letter also contains voting information for the election of F9’s three highly qualified, independent director candidates – Thomas D. Sullivan, Jason Delves, and Jill Witter – at the Company’s 2024 Annual Meeting of Shareholders to be held on July 10, 2024. Together, F9’s nominees bring the experience, focus, relevant industry expertise and proper oversight required to put LL Flooring back on a path to success.

The full text of the letter is below and available at www.LLGroove.com.

June 7, 2024

Dear Fellow LL Flooring Shareholders,

F9 Investments, LLC and our affiliates collectively own approximately 8.85% of LL Flooring’s common stock. We are the Company’s largest shareholder, and our aims are aligned with those of all LL Flooring shareholders: to protect the value of our investment and halt the Company’s precipitous decline, which has occurred at the hands of the current Board of Directors (the “Board”).

The Board is burying its head in the sand and seeking to entrench itself rather than meaningfully address the Company’s precarious financial position. In fact, the Board would have you believe its so-called strategic plan is working, despite the Company’s own recent admission that there is substantial doubt regarding its ability to continue operations.

The facts are indisputable: LL Flooring’s financial performance continues to decline across all metrics—including sales, profitability, and liquidity.

UNDER THE CURRENT LEADERSHIP, LL FLOORING’S STOCK PRICE HAS PLUMMETED

MORE THAN 93% IN THREE YEARS, VASTLY UNDERPERFORMING ITS PEERS, THE BROADER MARKET, AND ALL REASONABLE EXPECTATIONS:

In August 2020, management chose to abandon the Company’s highly recognized brand identity, Lumber Liquidators, to rename the business LL Flooring – a strategic failure that squandered substantial brand equity with customers and the market. Yet while the Company’s executives are harming the value of the Company and its shareholders by their misguided directives, they continue to benefit handsomely from an utterly out-of-sync compensation program that is not tethered to performance.

BOARD’S STRATEGIC REVIEW PROCESS IS A SHAM:

IT HAS SUMMARILY REJECTED OR IGNORED MULTIPLE PREMIUM OFFERS TO

ACQUIRE COMPANY FROM BONA FIDE BIDDERS AS LL FLOORING’S SHARE PRICE CRATERS

Since January 2023, LL Flooring has received numerous offers with prior-day premiums as high as 100%+. The Board’s disingenuous “strategic review” and sale process have been a complete sham, characterized by a disturbing pattern of premium bids rejected, falling bid prices, limited transparency, and an uneven playing field for bidders – all despite the Board’s insistence that the bids received “significantly undervalued” the Company.

Instead, the Board’s preferred plan is to enter into a sale-leaseback commitment for its primary asset – LL Flooring’s Sandston, VA distribution center – in a desperate, shortsighted attempt to generate cash that will likely increase expenses and destroy value for shareholders in the long run.

OTHER SIGNIFICANT SHAREHOLDERS ARE CALLING FOR CHANGE

Notably, several other significant LL Flooring shareholders unaffiliated with F9 have also publicized their concerns regarding the Company’s current leadership and strategy. Donovan S. Royal, a large shareholder of LL Flooring with more than a decade of experience in the flooring industry, has publicly voiced concern that the current Board is prioritizing its own interest over those of shareholders. Rightfully, he suggests that shareholders “should be frightened at the prospect of this Board negotiating any kind of sale of assets, as they have already demonstrated a lack of expertise in not only selling the declining quantities of hard surface flooring inventory on hand but also the entire Company.”

Another large shareholder, Howard Jonas, on behalf of a consortium of LL Flooring investors, has also said he is “gravely concerned by the significant increase in the company’s SG&A as a percentage of net sales,” and noted that a change in management is necessary for stockholders to benefit from the full value of the Company.

These viewpoints reiterate our assertion that shareholders deserve an immediate change of course, driven by new Board directors who will dutifully protect the value of all stakeholders’ investments in LL Flooring and execute a plan to position the Company for long-term success and value creation.

F9’S THREE HIGHLY QUALIFIED NOMINEES BRING THE FLOORING INDUSTRY

EXPERTISE, OWNERSHIP MENTALITY, AND ACTIONABLE PLAN NECESSARY TO

RESTORE THE VALUE OF LL FLOORING FOR ALL SHAREHOLDERS

As the largest shareholder of LL Flooring, we have nominated three candidates for election to LL Flooring’s nine-person Board at the Company’s upcoming Annual Meeting of Shareholders scheduled for July 10, 2024. We believe in order to protect the value of our investment and that of all stakeholders, LL Flooring desperately needs new, strong leaders in the boardroom who can provide much-needed oversight and who bring a track record of creating value. Our highly qualified nominees – Tom Sullivan, Jason Delves, and Jill Witter – have successfully led this Company in the past as well as other similar businesses under various market conditions. Together, they bring an actionable, achievable plan to help stabilize LL Flooring’s business and position the Company for long-term growth, profitability, and shareholder value creation.

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN,

JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING

NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

With your vote, we will be one step closer to ensuring LL Flooring is on a better path to creating lasting shareholder value and getting the Company back in the groove.

We thank you for your support.

Sincerely,

Tom Sullivan     Jason Delves    Jill Witter

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com

EXHIBIT 2

June 7, 2024

Dear Fellow LL Flooring Shareholders,

F9 Investments, LLC and our affiliates collectively own approximately 8.85% of LL Flooring’s common stock. We are the Company’s largest shareholder, and our aims are aligned with those of all LL Flooring shareholders: to protect the value of our investment and halt the Company’s precipitous decline, which has occurred at the hands of the current Board of Directors (the “Board”).

The Board is burying its head in the sand and seeking to entrench itself rather than meaningfully address the Company’s precarious financial position. In fact, the Board would have you believe its so-called strategic plan is working, despite the Company’s own recent admission that there is substantial doubt regarding its ability to continue operations.

The facts are indisputable: LL Flooring’s financial performance continues to decline across all metrics—including sales, profitability, and liquidity.

UNDER THE CURRENT LEADERSHIP, LL FLOORING’S STOCK PRICE HAS PLUMMETED

MORE THAN 93% IN THREE YEARS, VASTLY UNDERPERFORMING ITS PEERS, THE BROADER MARKET, AND ALL REASONABLE EXPECTATIONS:

In August 2020, management chose to abandon the Company’s highly recognized brand identity, Lumber Liquidators, to rename the business LL Flooring – a strategic failure that squandered substantial brand equity with customers and the market. Yet while the Company’s executives are harming the value of the Company and its shareholders by their misguided directives, they continue to benefit handsomely from an utterly out-of-sync compensation program that is not tethered to performance.

BOARD’S STRATEGIC REVIEW PROCESS IS A SHAM:

IT HAS SUMMARILY REJECTED OR IGNORED MULTIPLE PREMIUM OFFERS TO

ACQUIRE COMPANY FROM BONA FIDE BIDDERS AS LL FLOORING’S SHARE PRICE CRATERS

Since January 2023, LL Flooring has received numerous offers with prior-day premiums as high as 100%+. The Board’s disingenuous “strategic review” and sale process have been a complete sham, characterized by a disturbing pattern of premium bids rejected, falling bid prices, limited transparency, and an uneven playing field for bidders – all despite the Board’s insistence that the bids received “significantly undervalued” the Company.

Instead, the Board’s preferred plan is to enter into a sale-leaseback commitment for its primary asset – LL Flooring’s Sandston, VA distribution center – in a desperate, shortsighted attempt to generate cash that will likely increase expenses and destroy value for shareholders in the long run.

OTHER SIGNIFICANT SHAREHOLDERS ARE CALLING FOR CHANGE

Notably, several other significant LL Flooring shareholders unaffiliated with F9 have also publicized their concerns regarding the Company’s current leadership and strategy. Donovan S. Royal, a large shareholder of LL Flooring with more than a decade of experience in the flooring industry, has publicly voiced concern that the current Board is prioritizing its own interest over those of shareholders. Rightfully, he suggests that shareholders “should be frightened at the prospect of this Board negotiating any kind of sale of assets, as they have already demonstrated a lack of expertise in not only selling the declining quantities of hard surface flooring inventory on hand but also the entire Company.”

Another large shareholder, Howard Jonas, on behalf of a consortium of LL Flooring investors, has also said he is “gravely concerned by the significant increase in the company’s SG&A as a percentage of net sales,” and noted that a change in management is necessary for stockholders to benefit from the full value of the Company.

These viewpoints reiterate our assertion that shareholders deserve an immediate change of course, driven by new Board directors who will dutifully protect the value of all stakeholders’ investments in LL Flooring and execute a plan to position the Company for long-term success and value creation.

F9’S THREE HIGHLY QUALIFIED NOMINEES BRING THE FLOORING INDUSTRY

EXPERTISE, OWNERSHIP MENTALITY, AND ACTIONABLE PLAN NECESSARY TO

RESTORE THE VALUE OF LL FLOORING FOR ALL SHAREHOLDERS

As the largest shareholder of LL Flooring, we have nominated three candidates for election to LL Flooring’s nine-person Board at the Company’s upcoming Annual Meeting of Shareholders scheduled for July 10, 2024. We believe in order to protect the value of our investment and that of all stakeholders, LL Flooring desperately needs new, strong leaders in the boardroom who can provide much-needed oversight and who bring a track record of creating value. Our highly qualified nominees – Tom Sullivan, Jason Delves, and Jill Witter – have successfully led this Company in the past as well as other similar businesses under various market conditions. Together, they bring an actionable, achievable plan to help stabilize LL Flooring’s business and position the Company for long-term growth, profitability, and shareholder value creation.

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN,

JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING

NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

With your vote, we will be one step closer to ensuring LL Flooring is on a better path to creating lasting shareholder value and getting the Company back in the groove.

We thank you for your support.

Sincerely,

Tom Sullivan     Jason Delves     Jill Witter